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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated:

   . March 15, 2002 with respect to the combined balance sheets of Sunoco
     Logistics Partners L.P., formerly Sunoco Logistics (Predecessor), as of December 31, 2001 and 2000 and the related combined statements of income and net parent investment and of cash flows for each of the three years in the period ended December 31, 2001;

   . March 15, 2002 with respect to the balance sheet of Sunoco Logistics
     Partners L.P. as of December 31, 2001; and

   . March 15, 2002 with respect to the balance sheet of Sunoco Partners LLC as of December 31, 2001

in the Registration Statement (Form S-4 No. 333-     ) and related Prospectus of
Sunoco Logistics Partners Operations L.P. for the registration of $250,000,000 7.25% Senior Notes due 2012.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 11, 2002